EXHIBIT 4(d)
                       CERTIFICATE OF AMENDMENT
                                OF THE
                       ORGANIZATION CERTIFICATE
                                  OF
                 GENERAL ELECTRIC CAPITAL CORPORATION
                UNDER SECTION 8005 OF THE BANKING LAW

       We, the undersigned, James A. Parke and Burton J. Kloster,
  Jr., being respectively Senior Vice President, Finance and the
  Secretary of General Electric Capital Corporation, do hereby certify and set forth:

            1.   The name of this corporation is General Electric
       Capital Corporation. The name under which the Corporation was formed was General Electric Credit Corporation.

            2. The Organization Certificate of General Electric Capital Corporation was filed by the Superintendent of Banks of the State of New York on the 6th day of October, 1943, and in the office of the Clerk of New York County on the 21st day of October, 1943. A Restated Organization Certificate was filed by the Superintendent of Banks of the State of New York on the 28th day of November, 1988 (hereinafter, the "Restated Organization Certificate"). Certificates of Amendment of the Organization Certificate were filed by the Superintendent of Banks of the State of New York on the 21st day of December, 1988, the 22nd day of December, 1989, the 28th day of September, 1990, the 18th day of October, 1990, the 14th day of November, 1990, the 6th day of December, 1990, the 21st day of April, 1995 and the 11th day of May, 1995 (hereinafter collectively referred to as the Certificates of Amendment"). The Restated Organization Certificate as so amended by the Certificates of Amendment is hereinafter referred to as the "Organization Certificate".

            3. Paragraph Third of the Organization Certificate, which Paragraph relates to the capital stock of this corporation, is amended so as to add the following provisions authorizing six series and stating the numbers, designations and certain relative rights, preferences and limitations of such six series, as fixed by a resolution of a committee of the Board of Directors of the Corporation to which the Board of Directors has duly delegated such authority, at the end of subparagraph (c) thereof, following Section Nineteen, as follows:

            SECTION TWENTY:     Variable Cumulative Preferred
                                Stock, Series R; Variable
                                Cumulative Preferred Stock, Series
                                S; Variable Cumulative Preferred
                                Stock, Series T; Variable
                                Cumulative Preferred Stock, Series
















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                                U; Variable Cumulative Preferred
                                Stock, Series V; and Variable
                                Cumulative Preferred Stock, Series
                                W.

  A.   Designation.
       -----------

       There are hereby created six series of the Variable Cumulative Preferred Stock, consisting of 700 shares to be designated the "Variable Cumulative Preferred Stock, Series R" (the "Series R Shares"), 650 shares to be designated the "Variable Cumulative Preferred Stock, Series S" (the "Series S Shares"), 650 shares to be designated the "Variable Cumulative Preferred Stock, Series T" (the "Series T Shares"), 500 shares to be designated the "Variable Cumulative Preferred Stock, Series U" (the "Series U Shares"), 500 shares to be designated the "Variable Cumulative Preferred Stock, Series V" (the "Series V Shares") and 500 shares to be designated the "Variable Cumulative Preferred Stock, Series W (the "Series W Shares").

  B.   Dividends.
       ---------

       The initial Dividend Rate for the Series R Shares shall be 4.475% per annum; for the Series S Shares shall be 4.475% per annum; for the Series T Shares shall be 4.450% per annum; for the Series U Shares shall be 4.450% per annum; for the Series V Shares shall be 4.500% per annum; and for the Series W Shares shall be 4.500% per annum. The initial Dividend Period shall end for the Series R Shares on September 8, 1995; for the Series S Shares on September 13, 1995; for the Series T Shares on September 27, 1995; for the Series U Shares on September 19, 1995; for the Series V Shares on August 15, 1995; and for the Series W Shares on August 25, 1995.

  C.   Certain Redemption Prices.
       -------------------------

       Notwithstanding the provisions of clause (ii) of paragraph A of SECTION EIGHT of subparagraph (c) of Paragraph Third, in the case of any Series R Shares, Series S Shares, Series T Shares, Series U Shares, Series V Shares or Series W Shares with a Dividend Period equal to or more than two years, any redemption price determined by the corporation prior to the commencement of such Dividend Period shall not be less than One Hundred Thousand Dollars ($100,000) per share, plus accumulated and unpaid dividends to the date fixed for redemption.

  D.   Auction Method.
       --------------

       Notwithstanding any provisions to the contrary contained in Paragraph Third of the Organization Certificate, the Auction






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       Method shall be the sole method for determining Dividend
       Periods and Dividend Rates for the Series R Shares, the Series S Shares, the Series T Shares, the Series U Shares, the Series V Shares and the Series W Shares; accordingly, the following amendments to Paragraph Third are hereby made with respect to the Series R Shares, the Series S Shares, the Series T Shares, the Series U Shares, the Series V Shares and the Series W Shares:

            SECTION ONE: (i) the definitions of Auction Stock", "Auction Stock Depository", "Available Auction Stock", and "Subject Auction Stock" are amended to "Stock", "Auction Depository", "Available Stock" and "Subject Stock", respectively; (ii) the definitions of "Converted Remarketed Stock", "Remarketed Stock", "Remarketing Agent", "Remarketing Depository", "Remarketing Method" and "Remarketing Procedures" are deleted; and (iii) the definition of "Dividend Determination Method" or "Method" is amended and restated to read in its entirety, "'Dividend Determination Method' or 'Method' shall mean the Auction Method". Each reference to any of the terms set forth in (i) or (iii) above as used through Paragraph Third of the Organization Certificate shall be a reference to such terms as so amended or restated, respectively, and each reference to a term set forth in
            (ii) above shall be deleted.

            SECTION THREE: the words "either all" and "or all" appearing in the seventh line thereof are deleted.

            SECTION FOUR: (i) the word "either" in the 16th line of paragraph B is deleted together with the remaining text of paragraph B from the sentence beginning with the words "Subject to" in the seventeenth line thereof;
            (ii) paragraph E is deleted in its entirety; (iii) the word "or" appearing in the third line of paragraph F is deleted; and (iv) the words "and the" appearing in the third and sixteenth line are deleted.

            SECTION SIX: the section is deleted in its entirety.

            SECTION SEVEN: (i) the words "or the" appearing in the fourth line of paragraph A are deleted; (ii) the remaining text of the first sentence of paragraph F following the word "Depository" in the sixth line thereof is deleted; and (iii) the remaining text of the second sentence of paragraph F following the words "Depository" in the twelfth line thereof is deleted.

  E.   Other Amendment.
       ---------------

       The following amendment to Paragraph Third is hereby made solely with respect to the Series R Shares and the Series W





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       Shares; the following amendment shall not apply to the
       Series S Shares, the Series T Shares, the Series U Shares or the Series V Shares:

            SECTION ONE: the definition of "Dividend Payment Date" is amended by deleting the last sentence thereof.

       4. The foregoing amendment of Paragraph Third of the Organization Certificate was authorized by a resolution of the Securities Issuance Committee of the Board of Directors adopted at a meeting duly called and held on the 26th day of June, 1995, such resolution having been adopted pursuant to authority granted to such Committee of the Board of Directors in the Organization Certificate referred to in paragraph 2 which was authorized by resolutions of the Board of Directors and by consent of the sole common stockholder of the corporation.

  IN WITNESS WHEREOF, this Certificate has been signed this 26th day of June, 1995.

                                  /s/ James A. Parke
                                ------------------------------
                                James A. Parke
                                Senior Vice President, Finance

                                  /s/ Burton J. Kloster, Jr.
                                ------------------------------
                                Burton J. Kloster, Jr.
                                Secretary





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  STATE OF CONNECTICUT)
                      ) s.s.:
  COUNTY OF FAIRFIELD )

  James A. Parke and Burton J. Kloster, Jr., each being duly sworn, respectively deposes and says: that the said James A. Parke is the Senior Vice President, Finance and that the said Burton J. Kloster, Jr. is the Secretary of General Electric Capital Corporation, the corporation executing the foregoing instrument; that each of them has read the same and that the statements contained therein are true and they have been authorized to execute and file the foregoing Certificate of Amendment by resolution of the Board of Directors adopted at a meeting duly called and held on the 22nd day of June, 1995.

                                  /s/ James A. Parke
                                ------------------------------
                                James A. Parke
                                Senior Vice President - Finance

                                  /s/ Burton J. Kloster, Jr.
                                ------------------------------
                                Burton J. Kloster, Jr.
                                Secretary

  Subscribed and sworn to before me this 22nd day of June, 1995.

    /s/ Joyce M. Gindra
  -----------------------
  Notary Public
  Joyce M. Gindra
  Notary Public
  MY COMMISSION EXPIRES APR. 30, 1999